Exhibit 21.1

Subsidiaries of Artisan Partners Asset Management Inc.

Name	Jurisdiction of Incorporation/Organization
Artisan Partners Holdings LP	Delaware
Artisan Partners Distributors LLC	Wisconsin
Artisan Investments GP LLC	Delaware
Artisan Partners Limited Partnership	Delaware
Artisan Partners Asia-Pacific PTE Ltd.	Singapore
Artisan Partners Limited	United Kingdom
Artisan Partners II Limited	United Kingdom
Artisan Partners UK LLP	United Kingdom
Artisan Partners Services LLC	Delaware
Artisan Partners Australia Pty Ltd.	Australia
Artisan Partners Canada Holdings LLC	Delaware
Artisan Partners Canada ULC	Canada
Artisan Credit Opportunities GP LLC	Delaware
Artisan Credit Opportunities Master Fund LP	Cayman Islands
Artisan Credit Opportunities Fund LP	Delaware
Artisan Credit Opportunities Offshore Fund Ltd	Cayman Islands
Credit Team Holdco LLC	Delaware
Artisan Thematic GP LLC	Delaware
Artisan Thematic Master Fund LP	Cayman Islands
Artisan Thematic Fund LP	Delaware
Artisan Thematic Offshore Fund Ltd	Cayman Islands
Thematic Team Holdco LLC	Delaware
Artisan Partners Europe Holdings LLC	Delaware
APEL Financial Distribution Services Ltd.	Ireland
Artisan Partners International Holdings LLC	Delaware
Artisan Partners GP LLC	Delaware
Artisan Sustainable Emerging Markets Fund LP	Delaware